Exhibit 99.1

NASDAQ

Statement from NASDAQ regarding OMX

9 August 2007

Nasdaq notes the conditional offer by Borse Dubai for at least 25% of OMX AB.

Nasdaq remains fully committed to its recommended offer for 100% of OMX.

The combination of Nasdaq and OMX will provide significant benefits for customers, shareholders and stakeholders in both companies, strengthen the Nordic region as a financial center and provide enhanced opportunities for economic growth throughout the Nordic region.

The Nasdaq offer includes a substantial portion of Nasdaq shares, providing shareholders the opportunity to benefit from the long term value creation opportunity of the combined group, which brings together two companies with a common culture and vision of innovation, competitiveness and pioneering technology expertise.

Nasdaq urges OMX shareholders to take no action with respect to the conditional offer by Dubai for a minority stake in OMX.

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